UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – October 21, 2010

RF MONOLITHICS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	0-24414	75-1638027

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road Dallas, Texas 75244

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including Area Code - (972) 233-2903

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2010, Mr. Jon S. Prokop, Vice President of Operations informed RF Monolithics, Inc. (the “Company”) that he intends to retire in March, 2011. Mr. Prokop will be 69 when he retires. Mr. Prokop joined RFM in 1998 as Packaging Department Manager, was promoted to Mechanical Engineering Manager in 1999, was again promoted in November of 2000 to Vice President of Manufacturing, and then promoted to his current position in January of 2005.

Management and the Board of Directors accepted his retirement notice and thanked Mr. Prokop for his tenure at the Company and expressed their gratitude to him for his many years of excellent service. Mr. Prokop was instrumental in the process of outsourcing manufacturing to contract manufacturers in Asia, and helped to increase manufacturing capacity, improve yields, and reduce cost. With the planned retirement of Mr. Prokop in five months, the Company believes that it has adequate time to realign personnel to transition smoothly its relationships with domestic and offshore manufacturing partners.

Item 7.01.  Regulation FD Disclosure

Reference is made to the Registrant’s news release dated October 21, 2010, announcing its continued emphasis on the M2M Business with the addition of a Business Development position, which press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit	Description
99.1	News Release dated October 21, 2010, announcing the continued emphasis of the Company on the M2M Business with the addition of a Business Development position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RF MONOLITHICS, INC.

		By:	/s/ Harley E Barnes III
Harley E Barnes III
Chief Financial Officer

Date:	October 21, 2010